Exhibit 99.1

On June 30, 2020, CorEnergy Infrastructure Trust, Inc. ("CorEnergy" or the "Company") sold its Pinedale Liquids Gathering System ("Pinedale LGS") to Ultra Wyoming, LLC ("Ultra Wyoming") for an aggregate consideration of $18.0 million (the "Pinedale Sale") at which time the Pinedale Lease Agreement was terminated. In conjunction with the sale of the Pinedale LGS, Pinedale Corridor, LP ("Pinedale LP") and the Company entered into a compromise and release agreement with the Prudential Insurance Company of America ("Prudential") related to the Amended Pinedale Term Credit Facility (the "Prudential Settlement"). Prior to the Prudential Settlement, Pinedale LP had $32.2 million outstanding under the Amended Pinedale Term Credit Facility plus $131 thousand of accrued interest. The Pinedale Sale proceeds of $18.0 million were provided by Ultra Wyoming directly to Prudential. Following the Pinedale Sale, the Company provided the remaining cash available at Pinedale LP of $3.3 million to Prudential in exchange for a full release of obligations related to the Amended Pinedale Term Credit Facility, as described in the Company’s Current Report on Form 8-K dated June 26, 2020.

The following unaudited pro forma consolidated financial statements are based on our historical consolidated financial statements as adjusted to give effect to the June 30, 2020 Pinedale Sale and Prudential Settlement. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the Pinedale Sale and Prudential Settlement as if they had occurred on January 1, 2019. The unaudited pro forma consolidated balance sheet as of March 31, 2020 gives effect to the Pinedale Sale and Prudential Settlement as if they had occurred on March 31, 2020.

The pro forma adjustments are based on currently available information and certain estimates and assumptions reflecting events directly attributable to the Pinedale Sale and Prudential Settlement. Therefore, actual adjustments may differ from the pro forma adjustments. However, management believes the pro forma assumptions provide a reasonable basis for presenting significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited consolidated pro forma financial statements.

The unaudited pro forma consolidated financial statements are for illustrative purposes only and may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The financial information should be read in conjunction with the accompanying notes to the unaudited consolidated pro forma financial information.

The unaudited consolidated pro forma financial statements and accompanying notes have been prepared in conformity with generally accepted accounting principles in the United States of America, which are consistent with those principles used in the historical consolidated financial statements and the related notes included in the 2019 Form 10-K and the Q1 2020 Form 10-Q as filed with the SEC on February 27, 2020 and June 25, 2020, respectively.

Exhibit 99.1
CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED PRO FORMA BALANCE SHEET (Unaudited)
As of March 31, 2020

	CorEnergy Infrastructure Trust, Inc.
	Historical	Adjustments	Notes	Pro Forma
Assets
Leased property, net of accumulated depreciation of $67,817,865	234,565,116	$(166,015,787)	(1)	$68,549,329
Property and equipment, net of accumulated depreciation of $20,148,744	106,025,792	—		106,025,792
Financing notes and related accrued interest receivable, net of reserve of $600,000	1,202,500	—		1,202,500
Cash and cash equivalents	119,054,407	(3,472,122)	(2)	115,582,285
Accounts and other receivables	3,493,366	—		3,493,366
Deferred costs, net of accumulated amortization of $2,123,328	2,005,351	(473,639)	(3)	1,531,712
Prepaid expenses and other assets	912,298	—		912,298
Deferred tax asset, net	4,223,640	—		4,223,640
Goodwill	1,718,868	—		1,718,868
Total Assets	$473,201,338	$(169,961,548)		$303,239,790
Liabilities and Equity
Secured credit facilities, net of debt issuance costs of $144,865	$32,917,135	$(32,917,135)	(2)	$—
Unsecured convertible senior notes, net of discount and debt issuance costs of $3,597,095	118,078,905	—		118,078,905
Asset retirement obligation	8,446,246	—		8,446,246
Accounts payable and other accrued liabilities	2,972,196	(149,238)	(2)	2,822,958
Management fees payable	1,673,903	(605,142)	(4)	1,068,761
Unearned revenue	6,711,170	—		6,711,170
Total Liabilities	$170,799,555	$(33,671,515)		$137,128,040
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $125,270,350 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 50,197 issued and outstanding at March 31, 2020	$125,270,350	$—		$125,270,350
Capital stock, non-convertible, $0.001 par value; 13,651,521 shares issued and outstanding at March 31, 2020 (100,000,000 shares authorized)	13,652	—		13,652
Additional paid-in capital	348,719,125	—		348,719,125
Retained deficit	(171,601,344)	(148,015,787)	(1)	(307,891,377)
		11,594,251	(2)
		(473,639)	(3)
		605,142	(4)
Total Equity	302,401,783	(136,290,033)		166,111,750
Total Liabilities and Equity	$473,201,338	$(169,961,548)		$303,239,790
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Exhibit 99.1
CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (Unaudited)
For the Three Months Ended March 31, 2020

	CorEnergy Infrastructure Trust, Inc.
	Historical	Adjustments	Notes	Pro Forma
Revenue
Lease revenue	$15,746,504	$(5,561,743)	(5)	$10,184,761
Deferred rent receivable write-off	(30,105,820)	—		(30,105,820)
Transportation and distribution revenue	5,200,500	—		5,200,500
Financing revenue	26,307	—		26,307
Total Revenue	(9,132,509)	(5,561,743)		(14,694,252)
Expenses
Transportation and distribution expenses	1,375,229	—		1,375,229
General and administrative	3,076,143	(605,142)	(6)	2,471,001
Depreciation, amortization and ARO accretion expense	5,647,067	(2,232,702)	(7)	3,414,365
Loss on impairment of leased property	140,268,379	—		140,268,379
Total Expenses	150,366,818	(2,837,844)		147,528,974
Operating Income (Loss)	$(159,499,327)	$(2,723,899)		$(162,223,226)
Other Income (Expense)
Net distributions and dividend income	$317,820	$—		$317,820
Interest expense	(2,885,583)	556,196	(8)	(2,329,387)
Total Other Expense	(2,567,763)	556,196		(2,011,567)
Income (Loss) before income taxes	(162,067,090)	(2,167,703)		(164,234,793)
Taxes
Current tax benefit	(394,643)	—		(394,643)
Deferred tax expense	369,921	—		369,921
Income tax expense (benefit), net	(24,722)	—	(9)	(24,722)
Net Income (Loss) attributable to CorEnergy Stockholders	$(162,042,368)	$(2,167,703)		$(164,210,071)
Preferred dividend requirements	2,260,793	—		2,260,793
Net Income (Loss) attributable to Common Stockholders	$(164,303,161)	$(2,167,703)		$(166,470,864)

Earnings (Loss) Per Common Share:
Basic	$(12.04)	$(0.16)		$(12.20)
Diluted	$(12.04)	$(0.16)		$(12.20)
Weighted Average Shares of Common Stock Outstanding:
Basic	13,648,293			13,648,293
Diluted	13,648,293			13,648,293
Dividends declared per share	$0.750			$0.750
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Exhibit 99.1
CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (Unaudited)
For the Year Ended December 31, 2019

	CorEnergy Infrastructure Trust, Inc.
	Historical	Adjustments	Notes	Pro Forma
Revenue
Lease revenue	$67,050,506	$(26,301,462)	(10)	$40,749,044
Transportation and distribution revenue	18,778,237	—		18,778,237
Financing revenue	116,827	—		116,827
Total Revenue	85,945,570	(26,301,462)		59,644,108
Expenses
Transportation and distribution expenses	5,242,244	—		5,242,244
General and administrative	10,596,848	(2,399,287)	(11)	8,197,561
Depreciation, amortization and ARO accretion expense	22,581,942	(8,930,808)	(12)	13,651,134
Total Expenses	38,421,034	(11,330,095)		27,090,939
Operating Income	$47,524,536	$(14,971,367)		$32,553,169
Other Income (Expense)
Net distributions and dividend income	$1,328,853	$—		$1,328,853
Interest expense	(10,578,711)	2,368,161	(13)	(8,210,550)
Loss on extinguishment of debt	(33,960,565)	—		(33,960,565)
Total Other Expense	(43,210,423)	2,368,161		(40,842,262)
Income (Loss) before income taxes	4,314,113	(12,603,206)		(8,289,093)
Taxes
Current tax benefit	(120,024)	—		(120,024)
Deferred tax expense	354,642	—		354,642
Income tax expense, net	234,618	—	(14)	234,618
Net Income (Loss) attributable to CorEnergy Stockholders	$4,079,495	$(12,603,206)		$(8,523,711)
Preferred dividend requirements	9,255,468			9,255,468
Net Income (Loss) attributable to Common Stockholders	$(5,175,973)	$(12,603,206)		$(17,779,179)

Earnings (Loss) Per Common Share:
Basic	$(0.40)	$(0.97)		$(1.36)
Diluted	$(0.40)	$(0.97)		$(1.36)
Weighted Average Shares of Common Stock Outstanding:
Basic	13,041,613			13,041,613
Diluted	13,041,613			13,041,613
Dividends declared per share	$3.000			$3.000
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Exhibit 99.1

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

A. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2020, as if Pinedale Sale and Prudential Settlement occurred on March 31, 2020

The adjustments to the unaudited pro forma consolidated balance sheet as of March 31, 2020 are as follows:

(1): This adjustment reflects the asset impairment and disposal of the Pinedale LGS through a sale to Ultra Wyoming for consideration of $18.0 million. The sale proceeds were provided by Ultra Wyoming directly to Prudential. As of March 31, 2020, the net book value of the Pinedale LGS was $166.0 million (including accumulated depreciation of $64.6 million). The asset impairment and disposal of the Pinedale LGS results in a pro forma loss on impairment and disposal of leased property of approximately $148.0 million, which is included in retained earnings.

(2): This adjustment reflects the settlement of the Amended Pinedale Term Credit Facility between the Company, Pinedale LP and Prudential. Prudential received the $18.0 million in proceeds from the sale of the Pinedale LGS. The Company provided the remaining cash available at Pinedale LP of $3.3 million to Prudential for total settlement consideration of $21.3 million. As of March 31, 2020, the amount outstanding under the Amended Pinedale Term Loan was $32.9 million, net of debt issuance costs of $145 thousand. Accrued interest included in accounts payable and other accrued liabilities as of March 31, 2020 was approximately $149 thousand. The settlement of the Amended Pinedale Term Credit Facility results in a pro forma gain on extinguishment of debt of approximately $11.8 million, which is included in retained earnings, net of the impact of $200 thousand of legal fees incurred and paid related to the settlement.

(3): The adjustment reflects the pro forma write-off of the deferred lease costs of $474 thousand associated with the termination of the Pinedale Lease Agreement, which results in a pro forma loss on termination of lease included in retained earnings.

(4): The adjustment reflects the pro forma decrease in the management fee payable under the Management Agreement, dated as of May 8, 2015 and effective as of May 1, 2015, by and between the Company, and Corridor InfraTrust Management, LLC (the "Manager") of approximately $605 thousand due to a reduction in the assets under management resulting from the Pinedale Sale.

B. Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2020, as if Pinedale Sale and Prudential Settlement occurred on January 1, 2019

The adjustments to the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2020 are as follows:

(5): This adjustment reflects the elimination of lease revenue of $5.6 million related to the Pinedale Lease Agreement, which was terminated on the effective date of the Pinedale Sale.

(6): The adjustment reflects the pro forma decrease in management fee expense under the Management Agreement between the Company and the Manager of approximately $605 thousand due to a reduction in the assets under management resulting from the Pinedale Sale.

(7): This adjustment reflects the elimination of depreciation and amortization expense of $2.2 million as a result of the sale of the Pinedale LGS and termination of the Pinedale Lease Agreement.

(8): The adjustment reflects the elimination of interest expense of $556 thousand as a result of the settlement of the Amended Pinedale Term Credit Facility.

(9): CorEnergy operates as a REIT and therefore, the pro forma adjustments to the Consolidated Statement of Operations for this transaction do not have an impact on income taxes.

Exhibit 99.1
C. Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2019, as if Pinedale Sale and Prudential Settlement occurred on January 1, 2019

The adjustments to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 are as follows:

(10): This adjustment reflects the elimination of lease revenue of $26.3 million related to the Pinedale Lease Agreement, which was terminated on the effective date of the Pinedale Sale.

(11):The adjustment reflects the pro forma decrease in management fee expense under the Management Agreement between the Company and the Manager of approximately $2.4 million due to a reduction in the assets under management resulting from the Pinedale Sale.

(12): This adjustment reflects the elimination of depreciation and amortization expense of $8.9 million as a result of the sale of the Pinedale LGS and termination of the Pinedale Lease Agreement.

(13): The adjustment reflects the elimination of interest expense of $2.4 million as a result of the settlement of the Amended Pinedale Term Credit Facility.

(14): CorEnergy operates as a REIT and therefore, the pro forma adjustments to the Consolidated Statement of Operations for this transaction do not have an impact on income taxes.

D. Pro Forma Net Income (Loss) Attributable to Common Stockholders

Pro forma net income (loss) per common share is determined by dividing the pro forma net income (loss) attributable to common stockholders that has been adjusted for the reduction in lease revenue, management fee expense, depreciation and amortization expense and interest expense as a result of the Pinedale Sale and Prudential Settlement by the weighted average common stock outstanding to determine both the basic and diluted net income per common share. The pro forma adjustments do not impact the weighted average shares of common stock outstanding.

E. Impact of Non-Recurring Items

As a result of the Pinedale Sale and Prudential Settlement, the Company expects to recognize certain non-recurring items in operating income (loss) and other income (expense), respectively, in the Consolidated Statement of Operations for the three and six months ended June 30, 2020. The sale of the Pinedale LGS and termination of the Pinedale Lease Agreement will result in a loss on impairment and disposal of leased property of approximately $146.5 million and a loss on the termination of lease of approximately $458 thousand, respectively, recorded in operating income (loss). The settlement of the Amended Pinedale Term Credit Facility will result in a gain on extinguishment of debt of approximately $11.0 million recorded in other income (expense). As the Company operates as a REIT, it does not expect the sale of the Pinedale LGS to generate an impact to income taxes. Due to their non-recurring nature, these items are not reflected in the Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2020 and the year ended December 31, 2019.